UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2024

LuxUrban Hotels Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 723-7368

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LUXH	The Nasdaq Stock Market LLC
13.00% Series A Cumulative Redeemable Preferred Stock, $0.00001 par value per share	LUXHP	The Nasdaq Stock Market LLC

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Arigo Succeeds Mr. Kothari as CEO

Effective June 10, 2024, Robert Arigo became our Chief Executive Officer. Mr. Arigo shall assume the role of Chief Executive Officer, succeeding, Shanoop Kothari. Mr. Arigo has served as of Chief Operating Officer since March 2024. The appointment of Mr. Arigo as our Chief Executive Officer is part of our company’s dedicated effort to enhance our management and operations teams through the recruitment of talented directors and officers who possess meaningful and broad experience in the hotel and online travel services industries, as well as business development expertise.

Mr. Arigo brings to us more than 35 years of key leadership experience garnered through his positions with leading hotel management companies. From July 2018 to February 2024, Mr. Arigo served as Vice President for M&R Hotel Management, a company that provides hospitality development, turnaround, and management services to a portfolio of hotels throughout the United States. Mr. Arigo served from August 2012 to March 2018 as Senior Director of Operations for Hersha Hospitality Management, a hotel management company with a portfolio of 240 properties, including luxury and lifestyle properties, across the U.S. and Canada. From September 2010 to August 2012, Mr. Arigo served as the Chief Operating Officer of Widewaters Hotels, a leading developer and owner of branded and independent hotels and extended stay properties, in which position he was integral in shaping that company’s growth and operational efficiency. Mr. Arigo served as General Manager, on an independent consulting basis, for numerous upscale boutique hotels from January 2008 to August 2010. From February 2005 to December 2007, Mr. Arigo was Regional Vice President of Operations for Highgate Hotels, a leading hotel management, investment, technology, and development firm, with a diverse portfolio of hotels across North America. Mr. Arigo served as the General Manager for the Belleview Biltmore Resort & Spa from November 2003 to February 2005. Prior to that time, Mr. Arigo was the Vice President of Operations and Finance for Capital Hotel Management, a privately held hotel asset management and investment advisory company, in which position he served until November 2003. From October 1994 to November 1996, Mr. Arigo was Director of Finance for Crestline Hotels, a hospitality management company focused on customer service, and from October 1994 to November 1996, he was Director of Finance for Interstate Hotels Corporation (now part of Aimbridge Hospitality), a leading, global hotel management company. Mr. Arigo commenced his career in the hotel and hospitality industry in July 1989 at Marriott International, where he played integral roles in operations and finance until October 1994. Mr. Arigo received his bachelor finance degree from Bentley University in 1989.

On June 10, 2024, our company and Mr. Arigo entered into a three-year employment agreement (the “Agreement”) that provides for his full-time service to our company at an annual base salary of $450,000. Mr. Arigo is also entitled to earn up to a $100,000 annual bonus based on criteria established by the compensation committee of our board of directors and in such committee’s discretion. He also is entitled to receive an annual grant of 500,000 restricted shares of our common stock each year during his term of employment, each grant vesting in three equal annual instalments on the first, second, and third anniversaries of the date of grant.

Mr. Arigo follows Shanoop Kothari as Chief Executive Officer of the Company, with Mr. Kothari’s employment being terminated by the Company without cause and principally based on the Company’s desire to bring significant hotel operations and field experience to the role of Chief Executive Officer.

Grant of Shares to Certain Officers in Lieu of Cash Compensation

In connection with the Company’s management of cash flow and capital resources, the board of directors determined to grants restricted shares to certain officers in lieu of cash compensation for services, including shares issued in exchanged for accrued and unpaid salaries and fees.

Effective as of June 7, 2024, our company granted to Elan Blutinger, our Nonexecutive Chairman of the Board, a one-time grant to 1,000,000 restricted shares of our common stock related to his current and future provision of services related to the evaluation of strategic initiatives, financings, and going-forward operating and strategic plans. The grant is subject to the terms and conditions and subject to the restrictions set forth in the Company’s 2022 incentive equity plan (the “Plan”). The grant shall not be effective until the Charter Amendment and Plan Amendment (as defined and described in the preliminary information statement on Schedule 14C filed with the SEC on May 29, 2024) is effective under the Exchange Act and the Delaware General Corporation Law). The shares shall vest as follows: (a) 75% shall be deemed vested immediately upon effectiveness of the Charter and Plan Amendments (as described above), and (b) the remaining 25% shall vest on the date the Company consummates a third-party financing of equity or debt which, collectively with the underwritten offering of common stock consummated by the Company on May 23, 2024 and any subsequent financings, results in our company having raised aggregate gross proceeds from equity and debt financings during 2024 of at least $12 million.

In June 2024, we entered into agreements with certain officers pursuant to which they have agreed to accept grants of restricted shares of our common stock in lieu of and in exchange for accrued salaries. The grants are subject to the terms and conditions and subject to the restrictions set forth in the Plan. While the exchange of accrued salaries for shares is irrevocable, the grants shall not be effective until the Charter Amendment and Plan Amendment (as described above) are effective under the Exchange Act and the Delaware General Corporation Law. The number of shares issued were based on the accrued salary divided by the average last sale price as reported by the Nasdaq Capital Market for the five consecutive trading days prior to the board’s approval of the grant ($0.3162 per share). The aggregate number of shares subject to the restricted grant awards as of the date hereof is up to an aggregate of 2,471,726 shares.

In June 2024, we modified our consulting agreement with Brian Ferdinand, our founder and former Chairman of the Board and Chief Executive Officer, pursuant to which all monthly fees accrued prior to the date hereof and all fees payable thereafter during the three-year term are waived, and in exchange therefore we granted to Mr. Ferdinand 5,692,600 restricted shares of the common stock of the Company, based on the $1.8 million aggregate consulting fees that were otherwise payable by our company to him during the three-year term of the a consulting agreement divided by $0.3162, which is the average per-share last sale price as reported by the Nasdaq Capital Market for the five consecutive trading days ending prior to the date of the exchange. The exchange is irrevocable. The grants are subject to the terms and conditions and subject to the restrictions set forth in the Plan. The grant shall not be effective until the Charter Amendment and Plan Amendment (as described above) is effective under the Exchange Act and the Delaware General Corporation Law. Additionally, the grant shall not be effective until the date that the Company has obtained the necessary vote of a majority of the outstanding common stock approving an increase of the Company’s 2022 Equity Incentive Plan from 8 million shares to at least 20 million shares.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
10.1	Shares for Salary Agreement.
10.2	Restricted Stock Grant Agreement (Elan Blutinger).
10.3	Consulting Agreement Amendment.
10.4	Executive Employment Agreement.
99.1	Press Release Announcing Appointment of Robert Arigo as CEO.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2024	LUXURBAN HOTELS INC.

	By:	/s/ Michael James
		Name:	Michael James
		Title:	Chief Financial Officer

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